UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On November 30, 2018, DBM Global Inc. (the “Borrower” or the “Buyer”), a subsidiary of HC2 Holdings, Inc. (“HC2”), consummated several financing transactions in connection with its consummation of its previously disclosed acquisition of Gray Wolf Industrial, a premier specialty maintenance, repair and installation services provider, pursuant to that certain Agreement and Plan of Merger, dated October 10, 2018 (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated November 29, 2018 (“Amendment No. 1” and, together with the Original Merger Agreement, the “Merger Agreement”), by and among Borrower, CB-Horn Holdings, Inc. (the “Company”), DBM Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Borrower, and CharlesBank Equity Fund VI, Limited Partnership, solely in its capacity as representative for the Company’s securityholders (the “Acquisition”).
The Borrower issued $40,000,000 in aggregate liquidation preference of Series A Fixed-to-Floating Rate Perpetual Preferred Shares (the “DBMG Preferred Stock”) to DBM Global Intermediate Holdco Inc., a wholly-owned subsidiary of HC2 (“DBM Intermediate”), pursuant to a securities purchase agreement by and between the Borrower and DBM Intermediate, dated November 30, 2018 (the “DBMG Securities Purchase Agreement”), and a certificate of designation relating to the DBMG Preferred Stock, dated November 30, 2018 (the “Certificate of Designation”). The DBMG Preferred Stock will accrue a cumulative quarterly cash or payment in kind dividend at a rate of (a) for the first five years following the date of issuance, (i) 9.00% per annum if dividends are paid in kind or (ii) 8.25% per annum if dividends are paid in cash and (b) starting on the fifth anniversary of the date of issuance, (i) a rate per annum equal to LIBOR (as defined in the Certificate of Designation) plus a spread of 5.85% (together, the “LIBOR Rate”) per annum, plus 0.75% if dividends are paid in kind or (ii) the LIBOR Rate per annum in the case of dividends paid in cash. At any time and from time to time, the Borrower may redeem the then outstanding DBMG Preferred Stock, in whole or in part, at an amount per share equal to the sum of (i) $1,000 plus (ii) all accrued, accumulated and unpaid dividends thereon. The net proceeds from the issuance of the DBMG Preferred Stock were used to finance a portion of the Acquisition consideration and fees and expenses related to the Acquisition and the financing transactions.
The Borrower also entered into a financing agreement with TCW Asset Management Company LLC (“TCW”), the Borrower, certain subsidiaries of Borrower, as borrowers, certain subsidiaries of Borrower party thereto, as guarantors, and the lenders from time to time party thereto, as lenders (the “Financing Agreement), pursuant to which financing was obtained consisting of term loans in the aggregate principal amount of $80,000,000 (the “Term Loans”). The net proceeds from the Term Loans were used to refinance existing indebtedness of the Company's subsidiaries.
The Term Loans will mature on the earliest of (a) November 30, 2023, (b) the maturity date of the Working Capital Loan and (c) 60 days prior to the earliest maturity date of any of the Parent Notes (as defined in the Financing Agreement). The Term Loans will bear interest at a rate of 4.85% above the Reference Rate or 5.85% above the LIBOR Rate, at the option of the Administrative Borrower (each as defined in the Financing Agreement).
The Borrower also entered into that certain fourth amended and restated credit and security agreement (the “ABL Agreement”) with Wells Fargo Bank, National Association (the “ABL Lender”) and the other borrowers party thereto, providing for up to $80,000,000 in revolving loan borrowings (the “Working Capital Loan”).
The Working Capital Loan will mature on the earlier of (a) March 31, 2023 and (b) the maturity date of the Term Loans. The ABL Loans will bear interest at a rate of 1.50% above the LIBOR Rate, at the option of the Borrower.

The Term Loans and the ABL Loans are required to be repaid with the net proceeds of certain asset sales, extraordinary receipts, casualty events, debt incurrence and, in the case of the Term Loans, certain equity offerings, in each case, as set forth in therein.
The Financing Agreement and the ABL Agreement include certain financial covenants, as well as certain representations, affirmative covenants and other negative covenants that are customary for credit facilities of this type.
The Financing Agreement and the ABL Agreement also include customary events of default, including payment defaults to the lenders party thereto, material inaccuracies of representations and warranties, covenant defaults, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, certain change of control events and other customary events of default. The events of default are subject to certain exceptions and cure rights.
The representations and warranties contained in the Merger Agreement, the DBMG Securities Purchase Agreement, the Financing Agreement and the ABL Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated therein if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, as well as to allocate risk among the parties, rather than establishing matters as facts. These representations and warranties should not be relied upon as statements of fact, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the DBMG Securities Purchase Agreement, the Financing Agreement or the ABL Agreement, which subsequent information may or may not be fully reflected in HC2’s public disclosures.
This summary does not purport to be complete and is qualified in its entirety by reference to the DBMG Securities Purchase Agreement, the Certificate of Designation, the Financing Agreement and the ABL Agreement, each of which has been filed as an Exhibit hereto. The text of the DBMG Securities Purchase Agreement, Certificate of Designation, Financing Agreement and ABL Agreement are incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On November 30, 2018, HC2 issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
On November 30, 2018, Buyer, a subsidiary of HC2, completed its previously announced acquisition of the Company, pursuant to the Merger Agreement. As a result of the merger of Merger Sub, with, and into, the Company (the “Merger”), with the Company surviving the Merger as contemplated by the Merger Agreement, the Company is now a wholly-owned subsidiary of the Buyer and an indirect subsidiary of HC2.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as an Exhibit hereto. The text of the Merger Agreement is incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, by and among DBM Global Inc., DBM Merger Sub, Inc., CB-Horn Holdings, Inc. and Charlesbank Equity Fund VI, Limited Partnership, as Stockholders’ Representative, dated as of October 10, 2018*

2.2
Amendment No. 1 to Agreement and Plan of Merger, by and among DBM Global Inc., DBM Merger Sub, Inc., CB-Horn Holdings, Inc., and Charlesbank Equity Fund VI, Limited Partnership, as Stockholders’ Representative, dated as of November 29, 2018*

2.3	Securities Purchase Agreement, by and between DBM Global Inc. and DBM Global Intermediate Holdco Inc., dated as of November 30, 2018*
2.4	Certificate of Designation for Series A Fixed-to-Floating Rate Perpetual Preferred Shares of DBM Global Inc., dated as of November 30, 2018
2.5
Financing Agreement, dated as of November 30, 2018, by and among DBM Global Inc. (“DBM”), as borrower, certain direct and indirect subsidiaries of DBM as borrowers or guarantors, the lenders from time to time party thereto and TCW Asset Management Company LLC, as administrative agent for the lenders and collateral agent for the secured parties

2.6
Fourth Amended and Restated Credit and Security Agreement, dated as of November 30, 2018, by and among DBM Global Inc. and certain of its subsidiaries, collectively as borrower, and Wells Fargo Bank, National Association as lender

99.1	Press Release dated November 30, 2018, titled "HC2 Portfolio Company DBM Global Inc. Completes Acquisition of GrayWolf Industrial."

* Certain schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HC2 agrees to furnish supplementary copies of any of the omitted schedules to the Securities and Exchange Commission upon request.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although HC2 believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. HC2’s forward-looking statements should not be relied upon except as statements of HC2’s present intentions and of HC2’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Readers are also urged to carefully review and consider the various disclosures HC2 has made in this Current Report, as well as HC2’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see HC2’s Annual Report on Form 10-K, filed with the SEC on March 14, 2018 (and amendment thereto filed with the SEC on April 2, 2018), and Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2018, copies of which are available upon request from HC2. HC2 does not assume any obligation to update the forward-looking information contained in this Current Report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer